UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2026

SCIENTURE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

20 Austin Blvd.
Commack, NY 11725
(Address of Principal Executive Offices)

(631) 670-6039

(Registrant’s Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	SCNX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 28, 2026, Scienture Holdings, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “2026 Annual Meeting”) virtually via a live webcast. The Company’s stockholders voted on four proposals at the 2026 Annual Meeting, each of which is listed below and described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 18, 2026 (the “Proxy Statement”):

1.	To elect five directors to the Company’s board of directors, each to serve a term of one year and until either the Company’s stockholders have elected their respective successors and such successors have been qualified or their earlier resignation or removal;

2.	To ratify the appointment of CM3 Advisory as the Company’s independent auditor for the fiscal year ending December 31, 2026;

3.	To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers as described in the Proxy Statement; and

4.	To approve an adjournment of the 2026 Annual Meeting, if necessary and appropriate, as determined by the Company’s board of directors in its sole discretion, to solicit additional proxies if there are insufficient votes at the time of the 2026 Annual Meeting to approve the presented proposals or to constitute a quorum.

With respect to each proposal, holders of the Company’s common stock, par value $0.00001 per share, were entitled to cast one vote per share of common stock held as of the close of business on the record date of September 11, 2026. Holders of the Company’s common stock representing 14,496,459.75 votes were represented in person or by proxy at the 2026 Annual Meeting, which represented 35.3% of the voting power of the 41,064,146 shares of the Company’s common stock entitled to vote at the 2026 Annual Meeting and constituted a quorum for the transaction of business.

The final results of voting on each of the proposals presented at the 2026 Annual Meeting, as certified by the Company’s independent inspector of election, are set forth below.

Proposal No. 1: Election of Directors.

The Company’s stockholders elected each of the five director nominees listed below to serve a term of one year and until either the Company’s stockholders have elected their respective successors and such successors have been qualified or their earlier resignation or removal. The results of the vote taken were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mayur Doshi	12,392,815.75	554,578	1,549,066
Donald G. Fell	12,324,085.75	623,308	1,549,066
Subbarao Jayanthi	12,660,832.75	286,561	1,549,066
Shankar Hariharan	12,713,905.75	233,488	1,549,066
Narasimhan Mani	12,640,097.75	307,296	1,549,066

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of CM3 Advisory as the Company’s independent auditor for the fiscal year ending December 31, 2026. The results of the vote taken were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,371,355.75	122,576	2,528	—

Proposal No. 3: Approval, on a Non-Binding, Advisory Basis, of the Compensation of the Company’s Named Executive Officers

The stockholders approved, by a non-binding advisory vote, the compensation of the Company’s named executive officers as described in the Proxy Statement. The results of the vote taken were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,710,444.75	1,052,401	184,548	1,549,066

Proposal No. 4: Approval of Adjournment of the Annual Meeting, if Necessary or Appropriate

The stockholders of the Company approved a proposal to adjourn the 2026 Annual Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there were insufficient votes to approve the presented proposals or to constitute a quorum. Although this proposal was approved by the Company’s stockholders, because there was a quorum present and there were sufficient votes represented at the time of the 2026 Annual Meeting to approve the proposals, adjournment of the 2026 Annual Meeting was deemed unnecessary. The results of the vote taken were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,870,140	552,805.75	73,514	—

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTURE HOLDINGS, INC.

	By:	/s/ Dr. Shankar Hariharan
Dr. Shankar Hariharan
Executive Chairman and Co-Chief Executive Officer
Date: November 3, 2026